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                                                                   EXHIBIT 10.25



                               INDEMNITY AGREEMENT

        This Agreement dated                , 1999 is between:


        PIVOTAL CORPORATION (British Columbia Incorporation No. 398393)

        (the "Company")

AND

        _________________,

        (the "Indemnitee").


BACKGROUND

A. The Company was incorporated under the provisions of the British Columbia Company Act ("Act").

B. The Indemnitee is or may become a director or officer of the Company or of a body corporate of which the Company is, was or may become a shareholder or creditor (an "Interested Company") or, at the request of the Company or an Interested Company, a director or officer of (or acting in a similar capacity for) a corporation, partnership, association, syndicate, joint venture, trust or other organization, whether incorporated or unincorporated (an "Other Entity").

C. The Company has requested the Indemnitee to serve or to continue to serve as a director or officer of the Company, an Interested Company or Other Entity and the Indemnitee has agreed, subject to the granting of the indemnities in this Agreement, to serve or to continue to serve as a director or officer of the Company, an Interested Company or Other Entity.

AGREEMENTS

        For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

1. GENERAL INDEMNITY. Except in the case of the gross negligence or wilful misconduct of the Indemnitee in connection with the duties of the Indemnitee as a director or officer of the Company, an Interested Company or Other Entity, the Company will indemnify and hold harmless the Indemnitee and the respective heirs, executors, administrators and other legal representatives of the Indemnitee (each of which is included in any reference hereinafter made to the "Indemnitee") against and from all liabilities, losses, damages, costs, fees, charges, disbursements, fines, penalties and expenses whatsoever regardless of when they arose and howsoever arising, including, without limiting the generality of the foregoing, all fees, charges and disbursements for the services of any

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experts, all legal fees, charges and disbursements on and as between a solicitor and client basis and any amount paid to settle any actions or satisfy any judgments, (any and all of the foregoing being hereinafter referred to as "Liabilities") which the Indemnitee may sustain, pay or incur as a result of or in connection with any manner of action, suit, proceeding, claim, demand, order or investigation (whether civil, criminal, administrative or otherwise, including, without limiting the generality of the foregoing, any and all appeals and whether made by any person, firm, corporation, government, or by any governmental department, body, commission, board, bureau, agency or instrumentality (any and all of the foregoing being hereinafter referred to as an "Action") to which the Indemnitee is made or threatened to be made a party for or in respect to any act done or step taken or alleged to have been done or step taken, or not done or taken or alleged not to have been done or taken, in the course of or arising from carrying out or conducting the Indemnitee's duties as, or the fact that the Indemnitee is, a director or officer of the Company, an Interested Company or Other Entity.

2. SPECIFIC INDEMNITY FOR STATUTORY OBLIGATIONS. In particular, and without in any way limiting the generality of Section 1 of this Agreement, the Company will indemnify and hold the Indemnitee harmless against and from all Liabilities at any time imposed upon or at any time made against the Indemnitee by virtue of the Act, the Securities Act (British Columbia), the Securities Act of 1933 (United States), the Securities Exchange Act of 1934 (United States), the Bankruptcy and Insolvency Act (Canada), the Income Tax Act (Canada) and under any other federal, state, provincial, regional, county or municipal legislation or any re-enactment or amendment of such legislation and which in any way involve the business or affairs of the Company, an Interested Company or Other Entity.

3. TAXATION INDEMNITY. Without limiting the generality of Sections 1 and 2, the Company agrees that with respect to taxes and other similar charges howsoever designated, levied by governments and by agencies and divisions of governments, whether federal, state, provincial, regional, county or municipal:

        (a) the Company will abide, and use its reasonable efforts to cause an Interested Company or Other Entity to abide, by all laws, by-laws, legislative requirements and regulatory requirements of any government or any agency or division of any government, whether federal, state, provincial, regional, county or municipal, relating to the ownership of the Company and to any business conducted by the Company, an Interested Company or Other Entity; and

        (b) to the extent that the Indemnitee becomes responsible for the preparation or filing of any report or return to any government or any agency or division of any government, whether federal, state, provincial, state, regional, county or municipal, the Company will supply and will use its reasonable efforts to cause an Interested Company or Other Entity to supply, all necessary information for such preparation and filing and will be responsible for paying all charges, costs and expenses, including those of accountants, appraisers, lawyers and other consultants, relating to such preparation and filing.

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4. PAYMENT OF EXPENSES. Any expenses incurred or to be incurred by the
Indemnitee in connection with any Action covered under this Agreement will, at the request of the Indemnitee, be paid by the Company in advance to enable the Indemnitee to properly investigate, defend or appeal such Action.

5. NOTICES OF PROCEEDINGS. The Indemnitee will give notice, in writing, to the Company upon the Indemnitee being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Action involving the Company, an Interested Company or Other Entity or the Indemnitee which may result in a claim for indemnification under this Agreement, and the Company agrees to notify the Indemnitee, in writing, forthwith upon it or any Interested Company or Other Entity being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Action involving the Indemnitee. Failure by either party to so notify the other of any Action will not relieve the Company from liability hereunder except to the extent that the failure materially prejudices the Indemnitee or the Company, as the case may be.

6. SUBROGATION. Promptly after receiving notice of any Action or threatened Action from the Indemnitee, the Company may, and upon the written request of the Indemnitee will, promptly assume the defence thereof and retain counsel on behalf of the Indemnitee who is reasonably satisfactory to the Indemnitee, to represent the Indemnitee in respect of the Action. If the Company assumes conduct of the defence on behalf of the Indemnitee, the Indemnitee hereby consents to the conduct thereof and of any action taken by the Company, in good faith, in connection therewith and the Indemnitee will fully cooperate in such defence including, without limitation, the provision of documents, attending examinations for discovery, making affidavits, meeting with counsel, testifying and divulging to the Company all information reasonably required to defend or prosecute the Action.

7. SEPARATE COUNSEL. In connection with any Action the Indemnitee will have the right to employ separate counsel of the Indemnitee's choosing and to participate in the defence thereof but the fees and disbursements of such counsel will be at the Indemnitee's expense unless:

        (a) counsel chosen by the Company to represent the Indemnitee reasonably determines that there are legal defences available to the Indemnitee that are different from or in addition to those available to the Company, the Interested Company or Other Entity or that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable;

        (b) the Company has not assumed the defence of the Action and employed counsel therefor reasonably satisfactory to the Indemnitee within a reasonable period of time after receiving notice thereof; or

        (c) employment of such other counsel has been authorized by the Company;

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in which event the fees and disbursements of such separate counsel will be paid by the Company.


8. SETTLEMENT OF CLAIM. No admission of liability and no settlement of any Action or threatened Action in a manner adverse to the Indemnitee will be made without the consent of the Indemnitee, such consent not to be unreasonably withheld. No admission of liability will be made by the Indemnitee without the consent of the Company and the Company will not be liable for any settlement of any Action or threatened Action made without its consent, such consent not to be unreasonably withheld.

9. DETERMINATION OF RIGHT TO INDEMNIFICATION. If the payment of an indemnity hereunder requires the approval of a court, under the provisions of the Act or otherwise, either the Company or, failing the Company, the Indemnitee, may apply to a court of competent jurisdiction for an order approving such indemnity by the Company of the Indemnitee pursuant to this Agreement.

10. NOTICES. Any notice to be given by one party to the other will be sufficient if delivered by hand, deposited in any post office in Canada or the United States, registered, postage prepaid, or sent by means of electronic transmission (in which case any message so transmitted will be immediately confirmed in writing and mailed as provided above), addressed, as the case may be:

        (a)    to the Company:

               300 - 224 West Esplanade
               North Vancouver, BC V7M 3M6

               Attention: General Counsel
               Facsimile: (604) 983-6658

        (b)    to the Indemnitee:



               Facsimile:___________________

or at such other address of which notice is given by the parties pursuant to the provisions of this section. Such notice will be deemed to have been received when delivered, if delivered, and if mailed, on the fifth business day (exclusive of Saturdays, Sundays and statutory holidays) after the date of mailing. Any notice sent by means of electronic transmission will be deemed to have been given and received on the day it is transmitted, provided that if such day is not a business day then the notice will be deemed to have been given and received on the next business day following. In the case of an interruption of postal service, all notices or other communications will be delivered

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or sent by means of electronic transmission as provided above, except that it will not be necessary to confirm in writing and mail any notice electronically transmitted.

11. SURVIVAL OF COVENANTS. The indemnity herein provided for will survive the termination of the Indemnitee's position as a director or officer of the Company, an Interested Company or Other Entity and will continue in full force and effect thereafter.

12. INSOLVENCY. The liability of the Company under this Agreement will not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnitee in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

13. TIME FOR PAYMENT. All monies to be paid under this Agreement will be paid within 30 days of becoming payable.

14. SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to that provision or part, and the remaining part of the provision and all other provisions of this Agreement will continue in full force and effect. The parties agree to negotiate in good faith to agree to a valid and enforceable provision which will be as close as possible to the intention of any invalid or unenforceable provision. The invalidity or unenforceability of any provision in any particular jurisdiction will not affect its validity in any other jurisdiction where it is valid or enforceable.

15. FURTHER ACTS. Each party agrees to do all such things and take all such actions as may be necessary or desirable to give full force and effect to the matters contemplated by this Agreement.

16. ENUREMENT. This Agreement enures to the benefit and is binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

17. INDEPENDENT LEGAL ADVICE. The Indemnitee acknowledges that he or she has been advised to obtain independent legal advice with respect to entering into this Agreement, that he or she has obtained such independent legal advice or has expressly decided not to seek such advice, and that he or she is entering into this Agreement with full knowledge of the contents hereof, of his or her own free will and with full capacity to do so.

18. TIME OF ESSENCE. Time will be of the essence in this Agreement.

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19. INTERPRETATION. This Agreement and the application or interpretation of it is governed exclusively by its terms and by the laws of the Province of British Columbia and the parties hereby irrevocably attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.


        TO EVIDENCE THEIR AGREEMENT each of the parties has executed this Agreement as of the date of this Agreement.


                                        PIVOTAL CORPORATION

                                        Per:________________________________




                                        (Name of Indemnitee)